UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
November 2, 2005

(Date of Earliest Event Reported: November 1, 2005)

COLORADO INTERSTATE GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-4874	84-0173305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Acquisition of Wyoming Interstate Company, Ltd.

On November 1, 2005, Colorado Interstate Gas Company (the “Company”), through its wholly-owned subsidiaries, acquired all of the outstanding partnership interests in Wyoming Interstate Company, Ltd. (“WIC”), pursuant to a Purchase and Sale Agreement with CIG Gas Supply Company and Wyoming Gas Supply Inc., each an indirect subsidiary of El Paso Corporation and an affiliate of the Company. The Company acquired the partnership interests in WIC for the book value of such interests equal to approximately $212 million, before purchase price adjustments to account for the results of operations between October 1, 2005 and the closing date. The Company financed the purchase price for the transaction through the repayment to the Company by El Paso of amounts previously advanced to El Paso under its cash management program.

WIC is a Colorado limited partnership that owns and operates a 600 mile natural gas pipeline system extending from western Wyoming and the Powder River Basin to various pipeline interconnections near Cheyenne, Wyoming. As of December 31, 2004, the design capacity of this pipeline system was 2 Bcf/d. During 2002, 2003 and 2004, the average throughput of this system, including throughput transported on behalf of affiliates of WIC, was 1,194 BBtu/d, 1,213 BBtu/d and 1,201 BBtu/d, respectively. The average throughput for the six months ended June 30, 2005 and 2004 was 1,474 BBtu/d and 1,192 BBtu/d. As of June 30, 2005, WIC had total assets of $359 million and partners’ capital of $237 million. Its net income for the six months ended June 30, 2005 and 2004 was $23 million and $21 million.

The above summary of the material provisions of the Purchase and Sale Agreement and related agreements does not purport to be complete and is qualified in its entirety by reference to the terms of the Purchase and Sale Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.B.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation.

On November 1, 2005, the Company, pursuant to a Purchase Agreement dated as of October 27, 2005 (the "Purchase Agreement") among the Company and the initial purchasers named in Schedule A thereto (collectively, the "Initial Purchasers"), sold $400,000,000 aggregate principal amount of its 6.80% Senior Notes due 2015 (the "Notes") to the Initial Purchasers (the "Offering"). The Company issued the Notes pursuant to an indenture dated as of June 27, 1997 between the Company and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the Third Supplemental Indenture dated as of November 1, 2005, (the "Indenture"). The Initial Purchasers will resell the Notes in private transactions in conformance with Rule 144A or Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The net proceeds from the Offering will be approximately $394 million after deducting Initial Purchasers' discounts and estimated offering expenses. The Company expects to use net proceeds for general corporate purposes and in the interim, for such proceeds to be advanced to El Paso Corporation under its cash management program.

The Notes bear interest at 6.80% per annum on the principal amount from November 1, 2005, payable semi-annually in arrears in cash on May 15 and November 15 of each year, beginning May 15, 2006. The Notes will mature on November 15, 2015. The Notes are senior unsecured obligations of the Company and rank, in right of payment, the same as all of the Company's existing and future unsecured senior indebtedness. The Notes are not guaranteed by any of the Company's subsidiaries or parent companies.

The Company, at its option, may redeem the Notes, in whole or in part, at any time prior to their maturity on not less than 30 nor more than 60 days' prior notice mailed to the holders of any Notes to be redeemed. The Notes are redeemable at a redemption price, plus accrued interest on the date of redemption, equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming 360-day years, each consisting of 12 months), at the Adjusted Treasury Rate (as defined in the Indenture) plus 45 basis points.

The Indenture contains covenants that restrict the ability of the Company to incur debt secured by liens, engage in sale-leaseback transactions or merge or consolidate with another entity or sell, lease or transfer substantially all of the Company's properties or assets to another entity. These limitations are subject to a number of important qualifications and exceptions. Upon an Event of Default (as defined in the Indenture) other than an Event of Default resulting from bankruptcy, insolvency or reorganization, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, may, and the trustee at the request of such holders is required to, declare the principal of and the accrued interest on the Notes to be due and payable immediately. The Indenture provides that if an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the entire principal of and accrued and unpaid interest, if any, on the Notes will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of any Notes.

On November 1, 2005, the Company entered into a Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company agreed to (i) file with the Securities and Exchange Commission within 165 days following November 1, 2005, a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement") relating to a registered exchange offer for the Notes under the Securities Act and (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 240 days following November 1, 2005. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the Notes.

In connection with the closing of the Offering, the Company is filing certain exhibits as part of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

4.A	Third Supplemental Indenture dated as of November 1, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee.
4.B	Form of 6.80% Note Due 2015 included as Exhibit A to Exhibit 4.A of this current report on Form 8-K.
10.A
Registration Rights Agreement, dated as of November 1, 2005, among Colorado Interstate Gas Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC, ABN AMRO Incorporated, BNP Paribas, Greenwich Capital Markets, Inc., HVB Capital Markets, Inc., and SG Americas Securities, LLC.

10.B
Purchase and Sale Agreement, By and Among CIG Gas Supply Company, Wyoming Gas Supply Inc., WIC Holdings Inc., El Paso Wyoming Gas Supply Company and Wyoming Interstate Company, Ltd., dated November 1, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLORADO INTERSTATE GAS COMPANY

By:	/s/ James J. Cleary
James J. Cleary
Chairman of the Board and President
Principal Executive Officer
Colorado Interstate Gas Company

 Dated:  November 2, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.A	Third Supplemental Indenture dated as of November 1, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee.
4.B	Form of 6.80% Note Due 2015 included as Exhibit A to Exhibit 4.A of this current report on Form 8-K.
10.A
Registration Rights Agreement, dated as of November 1, 2005, among Colorado Interstate Gas Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC, ABN AMRO Incorporated, BNP Paribas, Greenwich Capital Markets, Inc., HVB Capital Markets, Inc., and SG Americas Securities, LLC.

10.B
Purchase and Sale Agreement, By and Among CIG Gas Supply Company, Wyoming Gas Supply Inc., WIC Holdings Inc., El Paso Wyoming Gas Supply Company and Wyoming Interstate Company, Ltd., dated November 1, 2005.